Consent of Independent Auditors


We consent to the references to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Annuity Account - Evergreen New Solutions Variable Annuity (comprised of subaccounts PBND1, ESI, SBND1,UCMG1, UCMG2, PCMG1, UCMG4, EMS, SCMG1, PDEI1, WDEI5, SDEI1, WDEI2, UFIF1, UFIF2, UFIF3, UFIF4, WFDI5, SFDI1, WFDI2, UNDM1, UNDM2, PNDM1, UNDM4, EGD, SNDM1, WNDM2, UGIP1, UGIP2, UGIP3, UGIP4, UPRG1, UPRG2, UPRG3, UPRG4, EPP, SPGR1, UTEC1, UTEC2, UTEC3, UTEC4, ETC, STEC1, WMDC6, WMDC5, WMDC2, PVAS1, UMSS1, UMSS2, PMSS1, UMSS4, EMU, SMSS1, WMSS2, UINT1, UINT2, UINT3, UINT4, UNDS1, UNDS2, PSND1, UNDS4, UTRS1, UTRS2, PSTR1, UTRS4, PSUT1, UGIN1, UGIN2, PGIN1, UGIN4, EPG, PIGR1, EPL and WIGR2), included in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4, No. 333-92297) and related Prospectus for the registration of the Evergreen New Solutions Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.




/s/ Ernst & Young LLP
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    Ernst & Young LLP
    Minneapolis, Minnesota
    Janaury 30, 2003